                                                                EXHIBIT 99.26(n)

                             [KPMG LLP LETTERHEAD]
            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

The Board of Directors and Stockholder of
Minnesota Life Insurance Company and
Policy Holders of Minnesota Life Variable Universal Life Account:

We consent to the use of our report dated March 12, 2007 on the consolidated financial statements and supplementary schedules of Minnesota Life Insurance Company and subsidiaries and our report dated March 23, 2007 on the financial statements of Minnesota Life Variable Universal Life Account included herein and to the reference to our Firm under the heading "FINANCIAL STATEMENTS" in Part B of the Registration Statement.

                                    /s/ KPMG LLP


Minneapolis, Minnesota
April 20, 2007